Exhibit 99.1

INDEPENDENT BANK CORP. Parent of Rockland Trust Company

Stockholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson President and Chief Executive Officer (781) 982-6660

Denis K. Sheahan Chief Financial Officer (781) 982-6341

INDEPENDENT BANK CORP. ANNOUNCES THIRD QUARTER 2003 EARNINGS

              Rockland, Massachusetts (October 9, 2003). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended September 30, 2003, was $7.5 million, an increase of $0.5 million, from the quarter ended September 30, 2002. Diluted earnings per share were $0.51, a 6.3% increase compared to the same three month period last year. Comparing the nine months ended September 30, 2003 to the same period last year, net income was $19.1 million representing a 6.0% increase while diluted earnings per share were $1.30 representing an increase of 15.0%.

              Comparing third quarter 2003 to the third quarter 2002, net interest income decreased $2.4 million, or (9.5)%, while net interest income for the nine months ended September 30, 2003 decreased $3.8 million or (5.0)% from the nine months ended September 30, 2002. The net interest margin for the three month and nine month periods ended September 30, 2003 was 4.17% and 4.38%, respectively. The Company’s continued ability to generate strong loan growth has served to somewhat mitigate the effects of a declining net interest margin. The net interest margin for the three and the nine month periods ended September 30, 2002 was 4.90% for both periods. Management anticipates the net interest margin will continue to contract in the coming months as assets continue to reprice downward. Additionally, 0.20% of the margin compression can be attributed to the adoption, on July 1, 2003, of the Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 requires the reclassification of the Company-Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation, or trust preferred securities, from the mezzanine section of the Consolidated Balance Sheet to borrowings and its related interest to interest expense as of July 1, 2003. Prior to this date, the interest related to these securities was treated as minority interest on the Consolidated Statement of Income and not included in the calculation of the net interest margin. All amounts previously recognized as minority interest will not be reclassified to interest expense. The adoption of SFAS No. 150 does not impact the Company’s earnings.

1

              Non-interest income, the leading contributor to the Company’s core business growth period over period, improved by $2.0 million, or 39.3%, and by $5.1 million, or 30.9%, during the three and nine months ended September 30, 2003. Deposit service charge revenue increased by $0.4 million, or 15.2%, and $1.1 million, or 15.0%, for the three and nine months ended September 30, 2003, respectively, reflecting growth in core deposits and lower earnings credit rates. Investment Management revenue decreased $0.1 million, or (7.1)%, and $0.8 million, or (19.7)%, for the three and nine months ended September 30, 2003, respectively, due to the general performance of the equities market over the past few years shifting customers’ bias towards fixed income products which generate lower fees, as well as higher estate and trust distribution fees in the quarter ending March 31, 2002. The increase of $1.2 million and $1.8 million, for the three and nine months ended September 30, 2003, respectively, in Mortgage Banking Income is attributable to a strong refinance market. The balance of the mortgage servicing asset is $3.1 million and loans serviced amounted to $405.5 million as of September 30, 2003. Security gains were $0.1 million in the third quarter of 2003 and $2.3 million for the nine months ended 2003. In an effort to improve the Company’s overall interest rate risk position as well as to improve the net interest margin, the Company prepaid $31.5 million of fixed, high rate borrowings and sold $20.0 million of investment securities during the second quarter of 2003. The prepayment penalty on the borrowings totaled $1.9 million and is recorded in non-interest expense, while the gain on the sale of the securities was $2.0 million. Other non-interest income increased $0.3 million and $0.6 million for the three and nine months ending September 30, 2003, respectively, mainly due to prepayment penalties received on loan payoffs.

              Non-interest expense increased by $0.4 million, or 2.2%, and decreased $0.7 million, or (1.3)% for the three and nine months ended September 30, 2003, as compared to the same period in the prior year. Salaries and employee benefits increased by $0.3 million, or 2.6%, and $2.5 million, or 8.5%, for the three and nine months ended September 30, 2003, as compared to the same period last year, due to additions to staff needed to support continued growth, merit increases, pension expense and incentive compensation, offset by lower executive retirement cost. As previously disclosed, Rockland Trust is a member of the Financial Institutions Retirement Fund, a defined benefit pension plan. Management has been notified by the administrator that, primarily due to the poor performance of the equities markets in the last several years, a contribution will be required for the plan year beginning July 1, 2003 and ending June 30, 2004. The contribution calculation has not been finalized, but is expected to be approximately $1.5 million pre-tax. The Company has therefore accrued $0.4 million for pension expense during the third quarter of 2003. No pension expense was recorded in the comparative periods.

              Occupancy and equipment related expense decreased by $0.1 million, or (5.2%), for the three months ended September 30, 2003 and increased $0.2 million or 3.6% for the nine months ended September 30, 2003.

               During the nine months ending September 30, 2002, the Company recognized an impairment charge of $4.4 million, pre-tax, on an investment in corporate bonds issued by WorldCom, which is a significant factor in the decrease in non-interest expense when comparing this period to the nine months ending September 30, 2003. As mentioned above the Company incurred a prepayment penalty on borrowings of $1.9 million in the second quarter of 2003 and is recorded in non-interest expense. Other non-interest expenses increased by $0.1 million, or 1.7%, and decreased $1.2 million or (8.5)%, for the three and nine months ended September 30, 2003, respectively, mainly due to decreases in costs associated with information technology consulting, executive recruitment, office supplies and telephone expenses.

2

              For the nine month period ending September 30, 2003, the provision for income taxes reflects the previously disclosed settlement of a state tax dispute with the Massachusetts Department of Revenue (“DOR”) resulting in a charge of $2.0 million.

              Total assets increased by $147.8 million, or 6.5%, from fiscal year-end 2002 to a total of $2.4 billion at September 30, 2003. Total loans increased by $117.4 million, or 8.2%, during the nine months ended September 30, 2003. The increases were mainly in commercial real estate, residential real estate and commercial and industrial loans, which increased $48.1 million, or 9.4%, $37.8 million, or 13.4%, and $20.0 million, or 13.2%, respectively. Consumer loans decreased $4.2 million, or (1.0)%, primarily due to a decrease in indirect auto loans. Investments increased by $35.7 million, or 5.3%, during the nine months ended September 30, 2003.

              Total deposits of $1.8 billion at September 30, 2003 increased $118.2 million, or 7.0%, compared to December 31, 2002. The increase is attributable to a $129.9 million, or 10.7%, growth in core deposits. Borrowings increased by $73.4 million, or 20.3%, during the nine months ended September 30, 2003, mainly due to the adoption of SFAS No. 150. As discussed above, the Company reclassified its Junior Subordinated Debentures of the Corporation totaling $50.0 million from the mezzanine level of the Consolidated Balance Sheet to borrowings as of July 1, 2003. The issuance costs for the trust preferred securities, which were previously netted against the face value of this debt were separated and reclassified into Other Assets. At December 30, 2002, the Junior Subordinated Debentures, were classified as a separate line item between total liabilities and stockholders’ equity, the mezzanine section, on the Consolidated Balance Sheet, as prior period financial statements could not be restated in accordance with SFAS No. 150.

              Stockholders’equity as of September 30, 2003 totaled $168.7 million as compared to $161.2 million at December 31, 2002. The Tier 1 leverage capital ratio at September 30, 2003 was 7.37%, maintaining the Company’s well capitalized position.

              Non-performing assets totaled $3.2 million at September 30, 2003 (0.13% of total assets), as compared to the $3.1 million (0.13% of total assets) reported at December 31, 2002. The Company’s total allowances for loan losses (which included a credit quality discount of $0.5 million at December 31, 2002), as a percentage of the loan portfolio was 1.49% at September 30, 2003 and 1.53% at December 31, 2002.

3

In comparing the results for 2003 to 2002 please note the following:

•	In the third quarter of 2002 the Company adopted the Statement of Financial Accounting Standards No. 147, “Acquisition of Certain Financial Institutions.” This accounting standard provided for the nonamortization of goodwill effective January 1, 2002 and requires that prior periods be adjusted to reflect the new standard. The impact of this adjustment is an increase of $443,000, or $0.03 per diluted share, and $444,000, or $0.03 per diluted share to net income in the first and second quarters of 2002, respectively.

•	In addition the Company wrote off $738,000, and $767,000, net of tax, of unamortized issuance costs related to the redemption of trust preferred securities as a direct charge to equity in the first and second quarters of 2002, respectively, in accordance with Generally Accepted Accounting Principles (“GAAP”). This charge is included in the calculation of earnings per share.

Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that: "I am pleased with our performance for the quarter and the year to date. Our improved loan generation volume and non-interest income generation, as well as careful expense management has yielded favorable results. I continue to be delighted with the energy of the Rockland Trust Company team. We are very focused on building on our solid set of fundamentals, and I anticipate our continuing the track record of excellent performance."

              Christopher Oddleifson, and Denis K. Sheahan, Chief Executive Officer and President, and Chief Financial Officer, respectively, of Independent Bank Corp., will host a conference call to discuss third quarter earnings at 9:00 a.m. Eastern Daylight Time on Friday, October 10, 2003. Internet access to the call is available by going to the Company’s website at http://www.rocklandtrust.com or by telephonic access by dial-in at 1-800-901-5231 (password – INDB). A replay of the call will be available one hour after the completion of the conference call from October 10, 2003 until October 17, 2003 by calling 1-888-286-8010 (Passcode 90003370).

              Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.4 billion in assets, 52 retail branches, seven commercial lending centers and three Investment Management offices located in the Plymouth, Barnstable, Norfolk and Bristol counties of Southeastern Massachusetts. To find out more about Rockland Trust Company and its products visit our web site at www.rocklandtrust.com.

4

              This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

5

INDEPENDENT BANK CORP. FINANCIAL SUMMARY (Dollars in Thousands - Unaudited)

CONSOLIDATED BALANCE SHEETS	September 30, 2003	December 31, 2002	Percent Change

Assets
Cash and Due From Banks	$68,810	$71,317	-3.52%
Fed Funds Sold & Short Term Investments	—	3,169	-100.00%
Investments
Trading Assets	1,146	1,075	6.60%
Investments Available for Sale	552,161	501,828	10.03%
Investments Held to Maturity	129,537	149,071	-13.10%
Federal Home Loan Bank Stock	21,907	17,036	28.59%

Total Investments	704,751	669,010	5.34%

Loans
Commercial & Industrial	171,563	151,591	13.17%
Commercial Real Estate	559,184	511,102	9.41%
Residential Real Estate	319,240	281,452	13.43%
Real Estate Construction	75,158	59,371	26.59%
Consumer - Installment	299,239	323,501	-7.50%
Consumer - Other	124,643	104,585	19.18%

Total Loans	1,549,027	1,431,602	8.20%
Less - Allowance for Loan Losses	(23,103)	(21,387)	8.02%

Net Loans	1,525,924	1,410,215	8.21%

Bank Premises and Equipment	32,119	30,872	4.04%
Goodwill	36,236	36,236	0.00%
Other Assets	65,359	64,553	1.25%

Total Assets	$2,433,199	$2,285,372	6.47%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$447,167	$429,042	4.22%
Savings and Interest Checking Accounts	537,162	464,318	15.69%
Money Market and Super Interest Checking Accounts	359,746	320,819	12.13%
Time Certificates of Deposit	462,873	474,553	-2.46%

Total Deposits	1,806,948	1,688,732	7.00%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	49,037	58,092	-15.59%
Federal Home Loan Bank Borrowings	331,636	297,592	11.44%
Treasury Tax and Loan Notes	4,868	6,471	-24.77%
Company-Obligated Mandatory Redeemable Securities of
Subsidiary Holding Solely Parent Company Debenture
of the Corporation	50,000	—	100.00%

Total Borrowings	435,541	362,155	20.26%

Total Deposits and Borrowings	2,242,489	2,050,887	9.34%
Other Liabilities	21,988	25,469	-13.67%
Company-Obligated Mandatory Redeemable Securities of
Subsidiary Holding Solely Parent Company Debenture
of the Corporation	—	47,774	-100.00%
Stockholders’ Equity	168,722	161,242	4.64%

Total Liabilities and Stockholders’ Equity	$2,433,199	$2,285,372	6.47%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY (Dollars in Thousands - Unaudited)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended			Nine Months Ended

	September 30,		Percent Change	September 30,		Percent Change
	2003	2002		2003	2002(1)

INTEREST INCOME
Interest on Fed Funds Sold & Short Term Investments	$14	$189	-92.59%	$32	$330	-90.30%
Interest and Dividends on Securities	7,864	10,444	-24.70%	24,773	31,724	-21.91%
Interest on Loans	24,057	24,907	-3.41%	72,202	74,306	-2.83%

Total Interest Income	31,935	35,540	-10.14%	97,007	106,360	-8.79%

INTEREST EXPENSE
Interest on Deposits	4,303	6,056	-28.95%	13,462	19,609	-31.35%
Interest on Borrowed Funds	3,517	4,057	-13.31%	11,463	12,001	-4.48%
Interest on Trust Preferred Securities	1,095	—	100.00%	1,095	—	-100.00%

Total Interest Expense	8,915	10,113	-11.85%	26,020	31,610	-17.68%

Net Interest Income	23,020	25,427	-9.47%	70,987	74,750	-5.03%
Less - Provision for Loan Losses	930	1,200	-22.50%	2,790	3,600	-22.50%

Net Interest Income after Provision for Loan Losses	22,090	24,227	-8.82%	68,197	71,150	-4.15%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	2,952	2,562	15.22%	8,473	7,368	15.00%
Investment Management Services Income	1,053	1,133	-7.06%	3,274	4,079	-19.74%
Mortgage Banking Income	1,718	470	265.53%	3,752	1,924	95.01%
BOLI Income	480	468	2.56%	1,410	1,376	2.47%
Net Gain/(Loss) on Sale of Securities	124	(38)	-426.32%	2,327	(38)	-6223.68%
Other Non-Interest Income	866	570	51.93%	2,329	1,763	32.10%

Total Non-Interest Income	7,193	5,165	39.26%	21,565	16,472	30.92%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	10,629	10,362	2.58%	31,244	28,791	8.52%
Occupancy and Equipment Expenses	2,042	2,154	-5.20%	6,707	6,473	3.62%
Data Processing & Facilities Management	1,182	1,011	16.91%	3,387	3,185	6.34%
Pre-payment Penalty on Borrowings	—	—	—	1,941	—	100.00%
Impairment Charge	—	—	—	—	4,372	-100.00%
Other Non-Interest Expense	4,292	4,222	1.66%	12,938	14,133	-8.46%

Total Non-Interest Expense	18,145	17,749	2.23%	56,217	56,954	-1.29%

Minority Interest	—	1,082	-100.00%	2,173	3,950	-44.99%

INCOME BEFORE INCOME TAXES	11,138	10,561	5.46%	31,372	26,718	17.42%

PROVISION FOR INCOME TAXES	3,620	3,588	0.89%	12,252	8,675	41.23%

NET INCOME	$7,518	$6,973	7.82%	$19,120	$18,043	5.97%

Less: Trust Preferred Issuance Costs Write-off (net of tax)	$—	$—	—	$—	$1,505	-100.00%

Net Income Available to Common Shareholders	$7,518	$6,973	7.82%	$19,120	$16,538	15.61%

BASIC EARNINGS PER SHARE	$0.52	$0.48	8.33%	$1.32	$1.15	14.78%
DILUTED EARNINGS PER SHARE	$0.51	$0.48	6.25%	$1.30	$1.13	15.04%
BASIC AVERAGE SHARES	14,582,168	14,446,066	0.94%	14,537,294	14,402,509	0.94%
DILUTED AVERAGE SHARES	14,771,824	14,610,016	1.11%	14,701,807	14,613,707	0.60%
PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.17%	4.90%	-14.90%	4.38%	4.90%	-10.61%
Return on Average Assets	1.24%	1.23%	0.81%	1.08%	1.08%	0.00%
Return on Average Equity	17.84%	18.87%	-5.46%	15.39%	17.01%	-9.52%

(1)	Reflects the restatement of the six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA (Unaudited - Dollars in Thousands)

	Ending Balance	Three Months Ended September 30,

		2003			2002

		Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate

Interest-earning Assets:
Federal Funds Sold and Assets Purchased
Under Resale Agreement	$—	$68	—	—	$41,310	$189	1.83%
Trading Assets	1,146	1,157	14	4.84%	1,105	13	4.71%
Taxable Investment Securities	635,530	649,601	7,101	4.37%	657,095	9,779	5.95%
Non-taxable Investment Securities (1)	68,075	68,843	1,174	6.82%	55,842	986	7.06%
Loans (1)	1,549,027	1,535,419	24,142	6.29%	1,352,826	24,982	7.39%

Total Interest-Earning Assets	$2,253,778	$2,255,088	32,431	5.75%	$2,108,178	$35,949	6.82%

Cash and Due from Banks	68,810	67,626			60,094
Other Assets	110,611	100,459			104,455

Total Assets	$2,433,199	$2,423,173			$2,272,727

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$537,162	$515,197	557	0.43%	$428,056	$732	0.68%
Money Market & Super Interest Checking Accounts	359,746	362,536	1,107	1.22%	348,998	1,505	1.72%
Time Deposits	462,873	461,380	2,638	2.29%	485,537	3,819	3.15%
Federal Funds Sold and Assets Purchased
Under Resale Agreement	49,037	53,167	117	0.88%	71,920	213	1.18%
Treasury Tax and Loan Notes	4,868	3,608	4	0.44%	4,652	13	1.12%
Federal Home Loan Bank borrowings	331,636	340,507	3,397	3.99%	294,320	3,831	5.21%
Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	50,000	50,000	1,095	8.76%	—	—	—

Total Interest-Bearing Liabilities	$1,795,322	$1,786,395	8,915	2.00%	$1,633,483	$10,113	2.48%

Demand Deposits	447,167	447,290			417,275

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	—	—			47,729
Other Liabilities	21,988	20,892			26,407

Total Liabilities	$2,264,477	$2,254,577			$2,124,894
Stockholders’ Equity	168,722	168,596			147,833

Total Liabilities and Stockholders’ Equity	$2,433,199	$2,423,173			$2,272,727

Net Interest Income			$23,516			$25,836

Interest Rate Spread (2)				3.75%			4.34%

Net Interest Margin				4.17%			4.90%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $496 for the three months ended September 30, 2003 and $409 for the three months ended September 30, 2002.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA (Unaudited - Dollars in Thousands)

	Ending Balance	Nine Months Ended September 30,

		2003			2002

		Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid		Yield/ Rate

Interest-earning Assets:
Federal Funds Sold and Assets Purchased
Under Resale Agreement	$—	$46	—	—	$23,626		$330	1.86%
Trading Assets	1,146	1,105	32	3.86%	1,136		21	2.46%
Taxable Investment Securities	635,530	641,062	22,618	4.70%	656,995		29,773	6.04%
Non-taxable Investment Securities (1)	68,075	63,924	3,301	6.89%	55,550		2,925	7.02%
Loans (1)	1,549,027	1,496,217	72,447	6.46%	1,329,000		74,515	7.48%

Total Interest-Earning Assets	$2,253,778	$2,202,354	98,398	5.96%	$2,066,307		$107,564	6.94%

Cash and Due from Banks	68,810	65,139			59,666
Other Assets	110,611	100,476			104,261

Total Assets	$2,433,199	$2,367,969			$2,230,234	$

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$537,162	$479,350	1,540	0.43%	$419,257		$2,423	0.77%
Money Market & Super Interest Checking Accounts	359,746	346,921	3,198	1.23%	317,219		4,422	1.86%
Time Deposits	462,873	464,709	8,724	2.50%	507,477		12,764	3.35%
Federal Funds Sold and Assets Purchased
Under Resale Agreement	49,037	53,577	381	0.95%	69,644		606	1.16%
Treasury Tax and Loan Notes	4,868	2,713	9	0.44%	4,281		35	1.09%
Federal Home Loan Bank borrowings	331,636	360,232	11,073	4.10%	300,088		11,360	5.05%
Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	50,000	16,850	1,095	8.66%	—		—	—

Total Interest-Bearing Liabilities	$1,795,322	$1,724,352	26,020	2.01%	$1,617,966		$31,610	2.60%

Demand Deposits	447,167	421,386			391,720

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	—	31,687			55,581
Other Liabilities	21,988	24,909			23,542

Total Liabilities	$2,264,477	$2,202,334			$2,088,809
Stockholders’ Equity	168,722	165,635			141,425

Total Liabilities and Stockholders’ Equity	$2,433,199	$2,367,969			$2,230,234

Net Interest Income			$72,378				$75,954

Interest Rate Spread (2)				3.95%				4.34%

Net Interest Margin				4.38%				4.90%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,391 for the nine months ended September 30, 2003 and $1,204 for the nine months ended September 30, 2002.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
Asset Quality	September 30, 2003	December 31, 2002

Non-performing Loans	3,198	3,077
Non-performing Assets	3,198	3,077
Net charge-offs (year to date)	1,074	1,453
Net charge-offs to average loans (annualized)	0.10%	0.11%
Loans 90 days past due & still accruing	162	261
Non-performing Loans/Gross Loans	0.21%	0.21%
Allowance for Loan Loss/Non-performing Loans	722.42%	695.06%
Loans/Total Deposits	85.73%	84.77%
Allowance for Loan Loss/Total Loans	1.49%	1.49%
Total Allowances for Loan Loss (including Credit Quality
Discount)/Non-performing Loans	722.42%	711.89%
Total Allowances for Loan Loss (including Credit Quality Discount)/Total
Loans	1.49%	1.53%

Financial Ratios
Book Value per Share	$11.55	$11.15
Tangible Capital/Tangible Asset	5.53%	5.56%
Tangible Book Value per Share	$9.07	$8.64
Tangible Book Value per Share (proforma to include
the deductibility of goodwill)	$9.94	$9.52

Capital Adequacy
Tier one leverage capital ratio (1)	7.37%	7.10%
(1) Estimated number for September 30, 2003